UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 29, 2012 (February 24, 2012)

ABERCROMBIE & FITCH CO.

(Exact name of registrant as specified in its charter)

Delaware	1-12107	31-1469076
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6301 Fitch Path, New Albany, Ohio 43054

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (614) 283-6500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 24, 2012, Abercrombie & Fitch Co. (the “Registrant”) and Abercrombie & Fitch Management Co., a subsidiary of the Registrant (“A&F Management”), entered into a Term Loan Agreement (the “Term Loan Facility”) among A&F Management, as borrower; the Registrant, as a guarantor; PNC Bank, National Association, as Administrative Agent and a Lender; PNC Capital Markets LLC, as a Co-Lead Arranger and a Co-Bookrunner; J.P. Morgan Securities LLC, as a Co-Lead Arranger and a Co-Bookrunner; JPMorgan Chase Bank, N.A., as Syndication Agent and a Lender; Fifth Third Bank, as a Co-Documentation Agent and a Lender; Citizens Bank of Pennsylvania, as a Co-Documentation Agent and a Lender; The Huntington National Bank, as a Lender; U.S. Bank National Association, as a Lender; HSBC Bank USA, N.A., as a Lender; and Sumitomo Mitsui Banking Corporation, as a Lender.

A&F Management is entering into this $300 million Term Loan Facility to take advantage of the current lending market and to increase its flexibility and liquidity. A&F Management is not required to draw down all, or any portion, of the Term Loan Facility. Proceeds from the Term Loan Facility may be used for any general corporate purpose. Depending on market conditions, liquidity and other factors, A&F Management may use all, or a portion, of the Term Loan Facility to accelerate the Registrant’s previously announced stock repurchase program. Each loan will mature on February 23, 2017, with quarterly amortization payments of principal beginning in May 2013. Interest on borrowings may be determined under several alternative methods including LIBOR plus a margin based upon the Registrant’s Leverage Ratio (as defined in the Term Loan Facility).

In connection with the Term Loan Facility, on February 24, 2012, the Registrant, A&F Management, and AFH Canada Stores Co., Abercrombie & Fitch (UK) Limited, AFH Stores UK Limited, Abercrombie & Fitch Europe S.A. and AFH Japan, G.K., indirect subsidiaries of the Registrant (the “Foreign Subsidiary Borrowers”), entered into an Amendment No. 1 to Credit Agreement (the “Amendment”), among A&F Management and the Foreign Subsidiary Borrowers, as borrowers; the Registrant, as a guarantor; PNC Bank, National Association, as Global Agent, Swing Line Lender, an LC Issuer and a Lender; PNC Capital Markets LLC, as a Co-Lead Arranger and a Co-Bookrunner; J.P. Morgan Securities LLC, as a Co-Lead Arranger and a Co-Bookrunner; JPMorgan Chase Bank, N.A., as Syndication Agent, an LC Issuer and a Lender; Fifth Third Bank, as a Co-Documentation Agent and a Lender; The Huntington National Bank, as a Co-Documentation Agent, an LC Issuer and a Lender; PNC Bank, National Association, Canada Branch, as a Canadian Lender; JPMorgan Chase Bank, N.A., Toronto Branch, as a Canadian Lender; Bank of America, N.A., as a Lender; U.S. Bank National Association, as a Lender; Citizens Bank of Pennsylvania, as a Lender; and Sumitomo Mitsui Banking Corporation, as a Lender. The Amendment amends the Registrant’s Amended and Restated Credit Agreement dated July 28, 2011 (the “A&R Credit Agreement”).

The Term Loan Facility represents a syndicated unsecured delayed draw term loan facility under which up to $300 million will be available to A&F Management. The primary purpose of the Term Loan Facility is to provide funds for general corporate purposes. The commitment of the Lenders to make loans under the Term Loan Facility expires on February 22, 2013, and the Term Loan Facility has a maturity date of February 23, 2017.

The borrowing options under the Term Loan Facility include interest rates that are based on:

1.	a Base Rate plus a margin based on the applicable Leverage Ratio (ranging from 0.00% to 1.00 % per annum), payable quarterly; or

2.	an Adjusted Eurodollar Rate (as defined in the Term Loan Facility) plus a margin based on the applicable Leverage Ratio (ranging from 1.00% to 2.00% per annum), payable at the end of the applicable interest period for such borrowing and, in the case of an interest period in excess of three months, on the dates that are successively three months after the commencement of such interest period.

The “Base Rate” represents a rate per annum equal to the highest of (a) PNC Bank, National Association’s then publicly announced prime rate, (b) the Federal Funds Open Rate (as defined in the Term Loan Facility) as then in effect plus 1/2 of 1% or (c) the Daily Adjusted Eurodollar Rate (as defined in the Term Loan Facility) as then in effect plus 1%. The “Leverage Ratio” represents the ratio for the Registrant and its subsidiaries on a consolidated basis of (a) the sum of total debt (excluding specified permitted foreign bank guarantees) plus 600% of forward minimum rent commitments to (b) Consolidated EBITDAR (as defined in the Term Loan Facility) for the trailing four-consecutive-fiscal-quarter period.

The aggregate amount of the total commitment, or such lesser amount as A&F Management may elect, may be borrowed by A&F Management in up to a maximum of four borrowings on or prior to the last day of the commitment period. Beginning on May 4, 2013, and continuing on the last day of each fiscal quarter of the Registrant thereafter until the maturity date, the principal amount of all loans made under the Term Loan Facility is required to be repaid in an amount equal to 2.5% of the aggregate amount of the principal of such loans that was outstanding on the last day of the commitment period. The then unpaid principal balance is due and payable on the maturity date.

Commitment fees under the Term Loan Facility are payable quarterly in arrears and are also based on the Leverage Ratio of the Registrant and its subsidiaries on a consolidated basis and range from 0.20% per annum to 0.40% per annum of the average unutilized lender commitments during the applicable quarter. As of the date of this Current Report on Form 8-K, the commitment fee is to accrue at a rate of 0.35% per annum.

The terms of the Term Loan Facility provide for customary representations and warranties and affirmative covenants substantially consistent with the A&R Credit Agreement. The Term Loan Facility also contains customary negative covenants substantially consistent with the A&R Credit Agreement and providing limitations, subject to negotiated carve-outs, on indebtedness, liens, significant corporate changes including mergers and acquisition transactions with third parties, investments, loans, advances and guarantees in or for the benefit of third parties, hedge agreements, restricted payments (including dividends and stock repurchases), transactions with affiliates, and restrictive agreements, among others.

The Term Loan Facility requires that the Leverage Ratio not be greater than 3.75 to 1.00 at the end of each quarter and at any time pro forma compliance is required to be tested. The Term Loan Facility also requires that the ratio (the “Coverage Ratio”) for the Registrant and its subsidiaries on a consolidated basis of (i) Consolidated EBITDAR for the trailing four-consecutive-fiscal-quarter period to (ii) the sum of, without duplication, (x) net interest expense for such period, (y) scheduled payments of long-term debt due within twelve months of the date of determination (excluding indebtedness under the A&R Credit Agreement and the final scheduled repayment under the Term Loan Facility), and (z) the sum of minimum rent and contingent store rent, not be less than 2.00 to 1.00 at any time.

As of February 24, 2012 and as of the date of this Current Report on Form 8-K, there were no loans outstanding under the Term Loan Facility.

The terms of the Term Loan Facility include customary events of default substantially consistent with the A&R Credit Agreement such as payment defaults, cross-defaults to other material indebtedness, undischarged material judgments, bankruptcy and insolvency, the occurrence of a defined change in control, or the failure to observe the negative covenants and other covenants related to the operation and conduct of the business of the Registrant and its subsidiaries. Upon an event of default, the Lenders will not be obligated to make loans or other extensions of credit and may, among other things, terminate their commitments to the Borrowers and declare any then outstanding loans due and payable immediately.

The obligations of A&F Management under the Term Loan Facility are guaranteed by the Registrant and the Registrant’s direct and indirect material domestic subsidiaries other than A&F Management (collectively, the “Material Domestic Subsidiaries”). On February 24, 2012, the Registrant and the Material Domestic Subsidiaries entered into a Guaranty of Payment (Credit Parties) (the “Guaranty”).

Pursuant to the Amendment, the A&R Credit Agreement was amended to permit expressly the indebtedness of A&F Management under the Term Loan Facility and the following conforming changes consistent with the Term Loan Facility, among others:

1.	The definition of “Coverage Ratio” was amended to exclude expressly from clause (y) in the denominator of such ratio (relating to scheduled payments of long-term debt due within twelve months of the date of determination) indebtedness under the A&R Credit Agreement and the final scheduled repayment under the Term Loan Facility;

2.	The negative covenant restricting, among other things, the indebtedness of the Registrant and its subsidiaries was amended to include an additional carve-out permitting additional unsecured indebtedness not exceeding $100,000,000 at any time; and

3.	The negative covenant restricting, among other things, investments in, and guarantees of the obligations of, the Registrant’s and A&F Management’s foreign subsidiaries was amended to increase the cap on such investments and guarantees not otherwise permitted by the A&R Credit Agreement from 25% to 30% of Consolidated Tangible Assets (as defined in the A&R Credit Agreement).

As of February 24, 2012 and as of the date of this Current Report on Form 8-K, there were no loans outstanding under the A&R Credit Agreement, as amended by the Amendment. Letters of credit totaling approximately $800,000 were outstanding under the A&R Credit Agreement at February 24, 2012 and remained outstanding under the A&R Credit Agreement as of the date of this Current Report on Form 8-K. Trade and stand-by letters of credit will continue to be requested by A&F Management and the Foreign Subsidiary Borrowers in the ordinary course of their respective businesses.

The Lenders under each of the Term Loan Facility and the amended A&R Credit Agreement have provided and continue to provide other banking services not specifically outlined in the Term Loan Facility or the A&R Credit Agreement to the Registrant and its subsidiaries in the ordinary course of their respective business operations.

The foregoing description of the provisions of the Term Loan Facility, the Guaranty and the Amendment is qualified in its entirety by reference to the full and complete terms of the Term Loan Facility, the Guaranty and the Amendment. The Term Loan Facility is included as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference. The Guaranty is included as Exhibit 4.2 to this Current Report on Form 8-K and incorporated herein by reference. The Amendment is included as Exhibit 4.3 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Please see the description in “Item 1.01. Entry into a Material Definitive Agreement” of this Current Report on Form 8-K related to the entering into of the Term Loan Facility by the Registrant and A&F Management, the Guaranty by the Registrant and the Material Domestic Subsidiaries and the Amendment by the Registrant, A&F Management and the Foreign Subsidiary Borrowers, which documents are included as Exhibit 4.1, Exhibit 4.2 and Exhibit 4.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a) through (c)             Not Applicable

(d) Exhibits:

The following exhibits are included with this Current Report on Form 8-K:

Exhibit No.	Description

4.1	Term Loan Facility, entered into as of February 24, 2012, among Abercrombie & Fitch Management Co.; Abercrombie & Fitch Co.; the Lenders (as defined in the Term Loan Facility); PNC Bank, National Association, as administrative agent and a Lender; PNC Capital Markets LLC, as a co-lead arranger and a co-bookrunner; J.P. Morgan Securities LLC, as a co-lead arranger and a co-bookrunner; JPMorgan Chase Bank, N.A., as syndication agent and a Lender; Fifth Third Bank, as a co-documentation agent and a Lender; Citizens Bank of Pennsylvania, as a co-documentation agent and a Lender; The Huntington National Bank, as a Lender; U.S. Bank National Association, as a Lender; HSBC Bank USA, N.A., as a Lender; and Sumitomo Mitsui Banking Corporation, as a Lender

4.2	Guaranty of Payment (Credit Parties), dated as of February 24, 2012, among Abercrombie & Fitch Co.; the material Domestic Subsidiaries (as identified in the Guaranty of Payment (Credit Parties)); and PNC Bank, National Association, as administrative agent

4.3	Amendment No. 1 to Credit Agreement, made as of February 24, 2012, among Abercrombie & Fitch Management Co. and the Foreign Subsidiary Borrowers (as defined in the Amended and Restated Credit Agreement, dated as of July 28, 2011), as borrowers; Abercrombie & Fitch Co., as a guarantor; PNC Bank, National Association, as Global Agent, Swing Line Lender, an LC Issuer and a Lender; PNC Capital Markets LLC, as a Co-Lead Arranger and a Co-Bookrunner; J.P. Morgan Securities LLC, as a Co-Lead Arranger and a Co-Bookrunner; JPMorgan Chase Bank, N.A., as Syndication Agent, an LC Issuer and a Lender; Fifth Third Bank, as a Co-Documentation Agent and a Lender; The Huntington National Bank, as a Co-Documentation Agent, an LC Issuer and a Lender; PNC Bank, National Association, Canada Branch, as a Canadian Lender; JPMorgan Chase Bank, N.A., Toronto Branch, as a Canadian Lender; Bank of America, N.A., as a Lender; U.S. Bank National Association, as a Lender; Citizens Bank of Pennsylvania, as a Lender; and Sumitomo Mitsui Banking Corporation, as a Lender

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABERCROMBIE & FITCH CO.

Dated: February 29, 2012	By:	/s/ JONATHAN E. RAMSDEN
Jonathan E. Ramsden
Executive Vice President and Chief Financial Officer

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